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               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference of our reports dated January 14, 1999 and April 21, 2000 (except Note 12 to the April 21, 2000 report, as to which the date is June 15, 2000), with respect to the consolidated financial statements of PCS Holding Corporation and Subsidiaries included in the Form 8-K/A previously filed with the Securities and Exchange Commission, into AdvancePCS's Form S-8 Registration Statement.



                                                          /s/  ERNST & YOUNG LLP




Phoenix, Arizona
May 1, 2001